Exhibit 99.1
INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL FIRST QUARTER ENDED SEPTEMBER 30, 2026
DENVER, CO., November 3, 2026 (GLOBE NEWSWIRE) -- InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail, predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), today announced financial results for its fiscal first quarter ended September 30, 2026.

“We are pleased with our strong stat to fiscal 2027, as continued census growth along with disciplined clinical and operational execution drove strong financial performance,” said Patrick Blair, Chief Executive Officer of InnovAge. “Our first quarter results reinforce the progress we have made over the past serval years and our confidence in the long-term potential of the business. As we move forward, we remain focused on strengthening our capabilities, supporting continued growth, and positioning InnovAge to serve more participants over time.”
Financial Results

	Three Months Ended September 30,
	2026	2025
in thousands, except percentages and per share amounts
Total revenues	$264,757	$236,105
Income Before Income Taxes	20,037	7,916
Net Income	20,878	7,669
Net Income margin	7.9%	3.2%

Net Income Attributable to InnovAge Holding Corp.	19,553	8,019
Net Income per share - basic and diluted	$0.14	$0.06

Center-level Contribution Margin(1)	$63,587	$51,356
Adjusted EBITDA(1)	$31,251	$17,642
Adjusted EBITDA margin(1)	11.8%	7.5%
Fiscal First Quarter 2027 Financial Performance
•Total revenues of $264.8 million, increased approximately 12.1% compared to $236.1 million in the first quarter of fiscal year 2026
•Income Before Income Taxes of $20.0 million increased approximately 153.1%, compared to a Income Before Income Taxes of $7.9 million in the first quarter of fiscal year 2026

•Income Before Income Taxes as a percent of revenue was 7.6%, an increase of 4.2 percentage points, compared to Income Before Income Tax as a percent of revenue of 3.4% in the first quarter of fiscal year 2026
•Center-level Contribution Margin(1) of $63.6 million, increased 23.8% compared to $51.4 million in the first quarter of fiscal year 2026
•Center-level Contribution Margin(1) as a percent of revenue was 24.0%, an increase of 2.2 percentage points compared to 21.8% in the first quarter of fiscal year 2026
•Net Income of $20.9 million, compared to Net Income of $7.7 million in the first quarter of fiscal year 2026
•Net Income margin of 7.9%, an increase of 4.6 percentage points, compared to a Net Income margin of 3.2% in the first quarter of fiscal year 2026
•Net Income attributable to InnovAge Holding Corp. of $19.6 million, or earnings per share of $0.14, compared to Net Income attributable to InnovAge Holding Corp. of $8.0 million, or earnings per share of $0.06 in the first quarter of fiscal year 2026
•Adjusted EBITDA(1) of $31.3 million, an increase of $13.6 million, compared to Adjusted EBITDA of $17.6 million in the first quarter of fiscal year 2026
•Adjusted EBITDA margin(1) of 11.8%, an increase of 4.3 percentage points, compared to 7.5% in the first quarter of fiscal year 2026
•Census of approximately 8,420 participants compared to 7,890 participants in the first quarter of fiscal year 2026
•Member months of approximately 25,070 compared to 23,500 in first quarter of fiscal year 2026
•Ended the first quarter of fiscal year 2027 with $119.3 million in cash and cash equivalents plus $43.7 million in short-term investments, and $61.4 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, revolving credit facility and finance lease obligations

(1) Center-level Contribution Margin and Center-level Contribution Margin as a percentage of revenue, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For more details and for a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” below.

Full Fiscal Year 2027 Financial Guidance

Based on information as of today, November 3, 2026, InnovAge is confirming the following financial guidance for fiscal year 2027.

	Low	High
	dollars in millions
Census	8,625	8,850
Total Member Months(1)	101,000	102,500

Total revenues	$1,050	$1,085
Adjusted EBITDA(2)	$105	$115

Expected results and estimates may be impacted by factors outside the Company’s control, and actual results may be materially different from this guidance. See “Forward-Looking Statements - Safe Harbor” included herein.

(1) We define Total Member Months as the total number of participants multiplied by the number of months within the respective reporting period in which each participant was enrolled in our program. Management believes this is a useful metric as it more precisely tracks the number of participants the Company serves throughout the year.

(2)Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of historical Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure. The Company is unable to provide guidance for net income (loss) or a reconciliation of the Company’s Adjusted EBITDA guidance because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. The Company’s inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.
Earnings Commentary Approach

With our medium-term margin objectives achieved and InnovAge 3.0 underway, our earnings commentary should also evolve to better reflect the Company’s longer-term operating trajectory. This means, effective this fiscal year 2027 and for the foreseeable future, prepared remarks will emphasize year-over-year performance, which we believe provides a more meaningful measure of underlying progress than the previously-reported sequential-quarter comparisons.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.
About InnovAge

InnovAge is a market leader in managing the care of high-cost, frail, and predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care our participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of September 30, 2026, InnovAge served approximately 8,420 participants across 20 centers in six states. https://www.innovage.com.
Investor Contact:

Ryan Kubota
rkubota@innovage.com
Media Contact:

press@innovage.com
Forward-Looking Statements - Safe Harbor

This press release and the related conference call may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding quarterly or annual guidance; financial outlook, including future revenues and future earnings; mid-term and long-term financial goals; the viability of our growth strategy including our ability or expectations to increase the number of participants we serve, build and/or open de novo centers, or to identify and execute tuck-in acquisitions, joint ventures and other strategic partnerships; the expected impact of government policies including rate pressures resulting from Medicaid budget cuts, and the macroeconomic environment; our ability to control costs, mitigate the effects of elevated expenses or reduced healthcare budgets, expand our payer capabilities, execute clinical value and operational value initiatives and strengthen enterprise functions; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control and may cause our actual results and financial condition to differ materially. Important factors that could cause our actual results and financial condition to differ materially include, among others, the following: (i) the viability of our growth strategy, including our ability to find suitable geographies for new centers and to attract new participant and retain existing participants in new and existing centers and our ability to obtain licenses to open such centers; (ii) our ability to identify, successfully complete and integrate acquisitions, joint ventures and other strategic partnerships; (iii) the impact of state and federal efforts to reduce healthcare spending, including recent legislation reducing the budget that funds Medicaid; (iv) the impact on our business from ongoing macroeconomic, geopolitical and industry-related challenges, including labor shortages, labor competition, high inflation, and supply chain disruptions, as a result of tariffs and trade disputes; (v) the risk that the cost of providing services under our PACE contracts will exceed our compensation; (vi) our increased costs and expenditures and our inability to execute or realize the benefits of our clinical and operational value initiatives; (vii) the dependence of our revenues upon a limited number of government payors which exposes us to the risk of government funding reductions, legislative changes and federal and state budgetary pressures; (viii) reductions in PACE reimbursement rates; (ix) the results of periodic inspections, reviews, audits and investigations under the federal and state government programs, including our ability to sufficiently cure any deficiencies identified; (x) legal proceedings, enforcement actions and litigation and disputes; (xi) the risk that our submissions to government payors may contain inaccurate or unsupportable information, including regarding risk adjustment scores of participants, subjecting us to repayment obligations or penalties; and (xii) our ability to adhere to complex and changing government laws and regulations in the healthcare industry.

Forward-looking statements are based only on information currently available to us and speaks only as of the date on which they are made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time. We advise you not to place undue reliance on forward-looking statements and to review our risk factors and other disclosures included in the reports we file or furnish with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Center-level Contribution Margin, Center-level Contribution Margin as a percent of revenue, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. These non-GAAP measures are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to the most directly comparable GAAP measures. We believe that these non-GAAP measures are appropriate measures of operating performance because they allow us to more effectively evaluate our core operating performance and trends from period to period. Our definitions and calculations of non-GAAP measures may vary and not be comparable to similarly titled measures reported by other companies. We believe that these non-GAAP measures help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

The Company’s management uses Center-level Contribution Margin as the measure for assessing performance of its operating segments and allocating resources, predominantly in the annual budget and forecasting process. For the purpose of evaluating Center-level Contribution Margin on a center-by-center basis, we do not allocate our sales and marketing expense or corporate, general and administrative expenses across our centers. We define Center-level Contribution Margin as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which includes all medical and pharmacy costs.

We define Adjusted EBITDA as net income (loss) adjusted for interest expense, net, other investment income, depreciation and amortization, and provision (benefit) for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to stock-based compensation, litigation costs and settlement, business optimization, offering expenses, loss on assets held for sale, and loss (gain) on sale of assets. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue.

Schedule 1
InnovAge
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES) (UNAUDITED)

	September 30, 2026	June 30, 2026
Assets
Current Assets
Cash and cash equivalents	$119,253	$97,891
Short-term investments	43,740	43,435
Restricted cash	9	10
Accounts receivable	25,495	42,390
Prepaid expenses and other	34,444	27,311
Income tax receivable	843	3,276
Total current assets	223,784	214,313
Noncurrent Assets
Property and equipment, net	163,689	166,086
Operating lease assets	20,289	21,412
Deposits and other	10,103	10,318
Goodwill	142,046	142,046
Other intangible assets, net	3,053	3,218
Total noncurrent assets	339,180	343,080
Total assets	$562,964	$557,393
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$100,679	$115,358
Reported and estimated claims	51,425	56,864
Due to Medicaid and Medicare	27,334	18,266
Current portion of long-term debt	2,536	2,536
Current portion of finance lease obligations	6,190	6,275
Current portion of operating lease obligations	4,315	4,592
Total current liabilities	192,479	203,891
Noncurrent Liabilities
Deferred tax liability, net	8,252	9,051
Finance lease obligations	7,010	8,251
Operating lease obligations	18,902	19,775
Other noncurrent liabilities	2,127	2,128
Long-term debt, net of debt issuance costs	44,978	45,521
Total liabilities	273,748	288,617
Commitments and Contingencies
Redeemable Noncontrolling Interests	31,262	30,013
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of September 30, 2026 and June 30, 2026; 137,919,485 issued and 136,456,506 outstanding as of September 30, 2026 and 137,483,028 issued and 136,020,049 outstanding as of June 30, 2026	137	137
Treasury stock at cost, 1,462,979 shares as of September 30, 2026 and June 30, 2026	(7,500)	(7,500)
Additional paid-in capital	348,908	348,724
Retained deficit	(86,205)	(105,758)
Total InnovAge Holding Corp.	255,340	235,603
Noncontrolling interests	2,614	3,160
Total stockholders’ equity	257,954	238,763
Total liabilities and stockholders’ equity	$562,964	$557,393

Schedule 2
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Revenues
Capitation revenue	$264,690	$235,751
Other service revenue	67	354
Total revenues	264,757	236,105
Expenses
External provider costs	115,671	108,863
Cost of care, excluding depreciation and amortization	85,499	75,886
Sales and marketing	8,630	7,605
Corporate, general and administrative	29,149	30,273
Depreciation and amortization	5,658	5,085
Loss on assets held for sale	—	104
Total expenses	244,607	227,816
Operating Income	20,150	8,289

Other Income (Expense)
Interest expense, net	(123)	(1,251)
Other income, net	10	878
Total other expense	(113)	(373)
Income Before Income Taxes	20,037	7,916
Provision (Benefit) for Income Taxes	(841)	247
Net Income	20,878	7,669
Less: net income (loss) attributable to noncontrolling interests	1,325	(350)
Net Income Attributable to InnovAge Holding Corp.	$19,553	$8,019

Weighted-average number of common shares outstanding - basic	136,413,824	135,592,487
Weighted-average number of common shares outstanding - diluted	137,068,443	136,760,874

Net loss per share - basic	$0.14	$0.06
Net loss per share - diluted	$0.14	$0.06

Schedule 3
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Operating Activities
Net income	$20,878	$7,669
Adjustments to reconcile net income to net cash provided by operating activities
Loss (gain) on disposal of assets	5	(483)
Depreciation and amortization	5,658	5,085
Operating lease rentals	1,524	1,562
Loss on assets held for sale	—	104
Amortization of deferred financing costs	180	213
Stock-based compensation	1,741	2,308
Deferred income taxes	(799)	247
Other, net	927	598
Changes in operating assets and liabilities
Accounts receivable	16,895	13,199
Prepaid expenses and other	(7,134)	(1,306)
Income tax receivable	2,433	—
Deposits and other	(668)	(950)
Accounts payable and accrued expenses	(14,976)	(24,303)
Reported and estimated claims	(5,439)	(368)
Due to Medicaid and Medicare	9,068	1,908
Operating lease liabilities	(1,551)	(1,559)
Net cash provided by operating activities	28,742	3,924
Investing Activities
Purchases of property and equipment	(2,988)	(4,077)
Purchases of short-term investments	(437)	(453)
Proceeds from sale of assets held for sale	—	3,716
Net cash used in investing activities	(3,425)	(814)
Financing Activities
Payments for finance lease obligations	(1,404)	(1,395)
Principal payments on long-term debt	(634)	(60,012)
Proceeds from the issuance of long-term debt	—	60,082
Payments on financing costs	—	(1,567)
Contribution from joint venture partner	—	3,200
Distribution to joint venture partner	(361)	—
Taxes paid related to net settlements of stock-based compensation awards	(1,557)	(319)
Net cash used in financing activities	(3,956)	(11)
Net change in cash, cash equivalents and restricted cash including cash of $0.08 million reclassified to assets held for sale for the three months ended September 30, 2025	21,361	3,099
Less: change in cash and restricted cash reclassified to assets held for sale	—	(82)
INCREASE IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	21,361	3,017
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	97,901	64,140

CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$119,262	$67,157

Supplemental Cash Flows Information
Interest paid	$769	$1,304
Income taxes paid	$23	$—
Property and equipment included in accounts payable	$1,293	$509
Property and equipment purchased under finance leases	$78	$17

Schedule 4
InnovAge
RECONCILIATION OF GAAP AND NON-GAAP MEASURES
(IN THOUSANDS) (UNAUDITED)

Adjusted EBITDA

	Three months ended September 30,
	2026	2025

Net income	$20,878	$7,669
Interest expense, net	123	1,251
Other investment income(a)	(16)	(499)
Depreciation and amortization	5,658	5,085
Provision (benefit) for income tax	(841)	247
Stock-based compensation	1,741	2,308
Litigation costs and settlement(b)	322	979
Business optimization(c)	1,707	879
Offering expenses(d)	1,679	—
Loss on assets held for sale(e)	—	104
Gain on sale of assets(f)	—	(381)
Adjusted EBITDA	$31,251	$17,642

Net income (loss) margin	7.9%	3.2%
Adjusted EBITDA margin	11.8%	7.5%
_______________________
(a)Reflects investment income related to short-term investments included in our condensed consolidated statement of operations.
(b)Reflects charges/(credits) related to litigation by stockholders, civil investigative demands, and settlement with our former pharmacy provider. Refer to Note 9, "Commitments and Contingencies" to our condensed consolidated financial statements included herein and in prior SEC filings for more information. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(c)Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology and compliance systems and improve and support the efficiency and effectiveness of our operations. For the three months ended September 30, 2026, this consists of (i) $1.5 million of costs related to organizational restructure and executive severance and (ii) $0.2 million of costs related to the closure of the previously planned de novo center in Downey, California. For the three months ended September 30, 2025, this consists of costs related to organizational restructure and executive severance.
(d)For the three months ended September 30, 2026, reflects costs related to the filing and legal fees incurred in connection with preparation and filing of the Form S-3 Shelf Registration Statement and subsequent secondary offering, pursuant to the Registration Rights Agreement to which the Company is a party.
(e)For the three months ended September 30, 2025, reflects loss related to the Company's sale of its managing member interest in InnovAge Senior Housing Thornton, LLC, the Company's senior housing assets, and the adjacent vacant land.
(f)For the three months ended September 30, 2025, reflects gain on sale of center equipment that was purchased for the previously planned de novo center in Louisville, Kentucky

Center-Level Contribution Margin

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(In thousands)	PACE	All other(a)	Totals	PACE	All other(a)	Totals
Capitation revenue	$264,690	$—	$264,690	$235,751	$—	$235,751
Other service revenue	67	—	67	97	257	354
Total revenues	264,757	—	264,757	235,848	257	236,105
External provider costs	115,671	—	115,671	108,863	—	108,863
Cost of care, excluding depreciation and amortization	85,499	—	85,499	75,735	151	75,886
Center-Level Contribution Margin	63,587	—	63,587	51,250	106	51,356

Sales and marketing			8,630			7,605
Corporate, general and administrative			29,149			30,273
Depreciation and amortization			5,658			5,085
Loss on assets held for sale			—			104
Operating income			20,150			8,289
Other expense			(113)			(373)
Income Before Income Taxes			$20,037			$7,916
Loss Before Income Taxes as a percent of revenue			7.6%			3.4%
Center- Level Contribution Margin as a % of revenue			24.0%			21.8%
_________________________________
(a)Center-level Contribution Margin from a segment below the quantitative thresholds were primarily attributable to the Senior Housing operating segment of the Company, which senior housing assets were sold on September 11, 2025. This segment never met any of the quantitative thresholds for determining reportable segments.